EXHIBIT 99.1

CORRECTION -- American Physicians Capital, Inc. Reports Second Quarter 2008 Results

EAST LANSING, Mich., July 31, 2008 (PRIME NEWSWIRE) -- In a release issued earlier by American Physicians Capital, Inc. (APCapital) (Nasdaq:ACAP), note that the playback numbers are incorrect. The correct information follows:

Conference Call

APCapital's website, http://www.apcapital.com, will host a live Webcast of its conference call in a listen-only format to discuss 2008 second quarter results on August 1, 2008 at 10:00 a.m. Eastern time. An archived edition of the Webcast can be accessed by going to APCapital's website and selecting "For Investors," then "Webcasts." For individuals unable to access the Webcast, a telephone replay will be available by dialing 888-203-1112 or 719-457-0820 and the passcode is 1485796. The replay will be available through 11:59 p.m. Eastern time on August 8, 2008.

CONTACT:  American Physicians Capital, Inc.
          Investor Relations
          Ann Storberg
          (517) 324-6629